As filed with the Securities and Exchange Commission on December 20, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Green Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)		42-1631980 (I.R.S. Employer Identification No.)
4000 Greenbriar Houston, Texas 77098 (713) 275-8220
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Terry S. Earley
Chief Financial Officer
Green Bancorp, Inc.
4000 Greenbriar
Houston, Texas 77098
(713) 275-8220
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Michael J. Zeidel, Esq.
Sven G. Mickisch, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)		Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities (which may be senior or subordinated, convertible or non-convertible, exchangeable or non-exchangeable, secured or unsecured)
Purchase Contracts
Purchase Units
Units
Warrants
Total Primary Offering				$150,000,000.00		$18,675.00	(3)
Secondary Offering:
Common Stock, par value $0.01 per share	15,017,690	$22.03	(4)	$330,839,710.70	(4)	$41,189.54	(4)
Total Primary and Secondary:						$59,864.54

(1)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. With respect to the primary offering, an indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions, with an aggregate maximum offering price not to exceed $150,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, up to 15,017,690 of shares of common stock may be sold from time to time pursuant to this registration statement by the selling stockholders described herein or in any prospectus supplement.

(2)	With respect to the primary offering, not specified as to each class of securities to be registered, pursuant to General Instruction II.D. of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)
Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee related to the 15,017,690 shares of common stock that may be sold by the selling stockholders is computed based on the average of the high and low prices reported for the registrant’s common stock traded on the Nasdaq Global Select Market on December 19, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2017
The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS
$150,000,000
Common Stock
Preferred Stock
Debt Securities
Purchase Contracts
Purchase Units
Units
Warrants

Up to 15,017,690 Shares of Common Stock
Offered by the Selling Stockholders

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of our common stock, par value $0.01 per share (2) shares of our preferred stock, par value $0.01 per share, (3) debt securities, which may be senior debt securities or subordinated debt securities, convertible or non-convertible, exchangeable or non-exchangeable, as well as secured or unsecured, (4) purchase contracts, (5) purchase units, (6) units, and (7) warrants to purchase common stock, preferred stock or debt securities.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
In addition, the selling stockholders named in this prospectus, or in any prospectus supplement, may offer and sell, from time to time, together or separately, up to an aggregate of 15,017,690 shares of our common stock, par value $0.01 per share. The registration of the shares of our common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders. We provide more information about the selling stockholders and how they may sell their shares of common stock in the sections entitled “Selling Stockholders” and “Plan of Distribution” herein.

We or the selling stockholders may offer and sell these securities to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. The names of any underwriters, broker-dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement or a free writing prospectus.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “GNBC.” On December 19, 2017, the last reported sale price of our common stock on the Nasdaq Global Select Market was $21.70. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” on page 1 of this prospectus and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2017

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $150,000,000. In addition, the selling stockholders may sell up to an aggregate of 15,017,690 shares of our common stock in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities or the selling stockholders sell shares of our common stock, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials, including the documents incorporated by reference, is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
Except where the context otherwise requires or where otherwise indicated, the terms “Company,” “we,” “us,” “our,” “our company” and “our business” refer to Green Bancorp, Inc. and our subsidiaries, including our banking subsidiary Green Bank, N.A., a national banking association.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, prospectus and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.greenbank.com). The information on our website is not incorporated by reference into this prospectus.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•
our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 22, 2017 and Amendment No. 1 on Form 10-K/A, filed with the SEC on April 14, 2017 (together, the “2016 10-K”);

•	the information specifically incorporated by reference into our 2016 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2017;

•	our Current Reports on Form 8-K filed with the SEC on March 17, 2017, April 17, 2017, and May 25, 2017;

•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 10, 2017, for the quarterly period ended June 30, 2017 filed with the SEC on August 9, 2017 and for the quarterly period ended September 30, 2017 filed with the SEC on November 8, 2017; and

•	the description of our common stock contained in the registration statement on Form 8-A (File No. 001-36580) filed with the SEC on July 29, 2014 to register such securities under the Exchange Act.

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
Green Bancorp, Inc.
4000 Greenbriar
Houston, Texas 77098
(713) 275-8220
Attention: Terry S. Earley

FORWARD-LOOKING STATEMENTS
Statements and financial discussion and analysis contained in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference, that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. You should understand that a number of important factors, including those described in our 2016 10-K and subsequent quarterly reports on Form 10-Q under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. You should consider these factors in connection with considering any forward-looking statements that may be made by us. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

THE COMPANY
This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information,” including the documents incorporated by reference to the registration statement of which this prospectus forms a part.
We are a Texas focused bank holding company headquartered in Houston, Texas. Our wholly owned subsidiary, Green Bank, N.A., a nationally chartered commercial bank, provides commercial and private banking services primarily to Texas based customers through twenty-two full service branches in the Houston and Dallas MSAs and other markets. The Houston and Dallas MSAs are our target markets, and we believe their growing economies and attractive demographics, together with our scalable platform, provide us with opportunities for long term and sustainable growth. Our emphasis is on continuing to expand our existing business by executing on our proven business model as well as pursuing select strategic acquisitions and attracting additional talented bankers.
We are a Texas corporation that was incorporated on October 20, 2004. We began operations as a bank holding company on December 31, 2006 when we acquired Redstone Bank, a Houston community bank with two branches and $219.3 million in total assets. We were formed by our Chairman and Chief Executive Officer, Manny Mehos, who previously founded, led and sold Coastal Bancorp, Inc. after overseeing its growth from one branch and less than $11 million in assets in 1986 to 43 branches and $2.7 billion in assets in 2004, with the objective of building a commercially focused bank in attractive Texas metropolitan markets.
Our stock is traded on the Nasdaq Global Select Market under the symbol “GNBC.”
Our principal executive offices are located at 4000 Greenbriar, Houston, Texas 77098, and our telephone number is (713) 275-8220. Our website is www.greenbank.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

RISK FACTORS
You should consider the specific risks described in our 2016 10-K, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See “Where You Can Find More Information.” Based on the information currently known to us, we believe that the information incorporated by reference in this prospectus identifies the most significant risk factors affecting us. Each of risks described in these documents could materially and adversely affect its business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect its business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth the consolidated ratio of earnings to fixed charges for the periods shown:

	Nine Months Ended September 30,	Years Ended December 31,
Ratio of earnings to fixed charges:(1)	2017	2016		2015	2014	2013	2012
Excluding interest on deposits	10.24	0.53	(2)	21.54	38.82	23.13	13.53
Including interest on deposits	3.07	0.94	(3)	3.22	3.33	2.64	2.24

(1)
For the purpose of computing this ratio (i) earnings consist of income before provision for taxes plus fixed charges, (ii) fixed charges, excluding interest on deposits, include interest expense (other than on deposits), amortization of premiums on subordinated debentures and subordinated notes and the estimated portion of rental expense attributable to interest, and (iii) fixed charges, including interest on deposits, include all interest expense, amortization of premiums on subordinated debentures and subordinated notes and the estimated portion of rental expense attributable to interest. See Exhibit 12.1 for a calculation of the ratio of earnings to fixed charges.

(2)	Earnings were insufficient to cover fixed charges excluding deposits by approximately $1.4 million for the year ended December 31, 2016.

(3)	Earnings were insufficient to cover fixed charges including deposits by approximately $1.4 million for the year ended December 31, 2016.

DESCRIPTION OF SECURITIES
This prospectus contains a summary of our common stock, preferred stock, debt securities, purchase contracts, purchase units, units and warrants. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.
DESCRIPTION OF CAPITAL STOCK
General
The following is a description of our capital stock and certain provisions of our certificate of formation, bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our certificate of formation and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.
We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws. The terms of our capital stock are therefore subject to Texas law, including the Texas Business Organizations Code, and the common and constitutional law of Texas.
Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of December 19, 2017, we had 37,280,822 shares of our common stock outstanding held by 182 shareholders of record, and no shares of our preferred stock were outstanding. All of our shares outstanding at that date were fully paid and non-assessable.
Our Common Stock
We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.
Voting Rights. Subject to any special voting rights that may be given to any series of preferred stock that we may issue in the future, holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting with respect to the election of directors. Directors will be elected by a plurality of the votes cast.
Dividend Rights. Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.
Liquidation Rights. On liquidation of the Company, the holders of the common stock are entitled to share pro rata in any distribution of the assets of the Company after the holders of shares of preferred stock or other senior securities have received the liquidation preference of their shares plus any declared but unpaid dividends, if any, and after the payment of all other indebtedness and liabilities of the Company.
Other. Our common stock has no preemptive, subscription or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our certificate of formation grants the board of directors the authority to issue up to 10,000,000 shares of preferred stock in series with such rights (including voting, dividends and conversion), preferences and designations as it deems necessary or advisable without any action by our shareholders. This is commonly referred to as “blank check” preferred stock, which is available to and utilized by many financial institutions to satisfy their continuing capital requirements. The preferred stock would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issuance of such stock adopted by our board of directors from time to time, including, but not limited to:

•	the distinctive designation of and the number of shares (up to the number of shares authorized) of any series of preferred stock;

•	the rate and time at which, and the terms and conditions upon which, dividends shall be paid and whether such dividends shall be cumulative or non-cumulative;

•	whether the shares will be convertible into or exchangeable for shares of any other class of stock or any series of any class of stock and the terms and conditions of the conversion or exchange;

•	whether the shares will be subject to redemption, the redemption price or prices and the time or times at which, and the terms and conditions upon which, the shares may be redeemed;

•	the rights, if any, of the holders of the shares upon the voluntary or involuntary liquidation of the Company;

•	the terms of the sinking fund or redemption or purchase account, if any, to be provided for the shares; and

•
the voting powers, full or limited, if any, of the holders of the shares, which may include the right to vote more or less than one vote per share and to elect one or more directors if there has been a default in the payment of dividends or upon other conditions as the board of directors may fix.

All 10,000,000 shares of preferred stock would be available for issuance without further action by our shareholders, and we do not intend to seek shareholder approval prior to the issuance of any preferred stock, unless otherwise required by applicable laws, rules or regulations.
We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.
Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.
Registration Rights
On June 30, 2010, we entered into a registration rights agreement with funds affiliated with Friedman Fleischer & Lowe, LLC, Harvest Partners, LP and Pine Brook Road Partners, LLC (the “Sponsor Funds”) in connection with their initial investment in us. Under the terms of this agreement, the Sponsor Funds or their transferees are entitled to certain rights with respect to the registration of the shares owned by them, which we refer to as the Registrable Securities, under the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to the registration rights agreement the Sponsor Funds, as holders of Registrable Securities, each have the right to demand on three occasions that we use our commercially reasonable best efforts to register their Registrable Securities and maintain the effectiveness of the corresponding registration statement for at least 180 days. Once in any given 12-month period, we may postpone the filing of such a registration statement for up to 90 days if our board of directors believes, in good faith, that the registration would require the premature disclosure of non-public information and that such disclosure would not be in our best interests. The Sponsor Fund that initially exercises its demand rights has the right to select a lead underwriter for the demand offering, subject to our approval, which may not be unreasonably withheld.

If we register any of our common stock either for our own account or for the account of other security holders, the Sponsor Funds are entitled to notice of such registration and are entitled to certain “piggyback” registration rights allowing them to include their Registrable Securities in such registration, subject to certain marketing and other limitations. In addition, all expenses of such registrations, other than underwriting discounts and commissions incurred by any Sponsor Fund exercising its registration rights in connection with registrations, filings or qualifications, must be paid by us.
Business Combinations under Texas Law
A number of provisions of Texas law, our certificate of formation and bylaws could have an anti-takeover effect and make any potential acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors more difficult. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors.
We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”), which provides that a Texas corporation that qualifies as an “issuing public corporation” (as defined in the Texas Business Combination Law) may not engage in specified types of business combinations, including mergers and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is a person that is, or was, during the prior three years, the beneficial owner of 20% or more of the corporation’s voting shares. The prohibition on certain transactions with an affiliated shareholder extends for a three-year period from the date such shareholder first becomes an affiliated shareholder. The law’s prohibitions do not apply if:

•
the business combination or the acquisition of shares that caused the shareholder to qualify as an affiliated shareholder is approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•
the business combination is approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder or any of its affiliates or associates, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

As we currently have more than 100 shareholders of record, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•
the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, which is approved by the affirmative vote of the holders, other than an affiliated shareholder and its affiliates and associates, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•
a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•
a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•
a business combination of an issuing public corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Our certificate of formation expressly provides that we will be subject to Section 21.606 (Three-Year Moratorium on Certain Business Combinations) of the Texas Business Combination Law. As a result, the Texas Business Combination Law may prevent a non-negotiated merger or other business combination involving our Company, even if such a merger or combination would be beneficial to our shareholders.
Action by Consent
Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation’s shareholders. Our certificate of formation prohibits shareholder action by less than unanimous written consent.
Listing
Our common stock is listed on Nasdaq Global Select Market under the trading symbol “GNBC.”
Transfer Agent and Registrar
The Transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible or non-convertible, exchangeable or non-exchangeable. We may issue debt securities in one or more series.
As of December 19, 2017, approximately $35,000,000 aggregate principal amount of subordinated debt securities was outstanding under an indenture between Green Bancorp, Inc. and Wilmington Trust, National Association, as trustee, dated as of December 8, 2016 and no senior debt securities were outstanding.
The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer and sell from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture, any related securities documents and those made a part of the applicable indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.
General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts for the purchase or sale of common stock, preferred stock, debt securities or other securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”
The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

•
whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock , debt securities or other securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered global form; and

•	any other terms of the contracts, which may amend any of the terms described herein.
The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information” beginning on page iii of this prospectus. We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue, in one or more series, units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.
The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page iii of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

SELLING STOCKHOLDERS
The table below, including the footnotes, lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders based in part on information provided to the Company by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, as of December 19, 2017. The shares owned by the Sponsor Funds set forth in the table below were acquired by the Sponsor Funds in connection with the Investment Agreements, dated as of April 9, 2010 and June 26, 2012, respectively, by and among the Company and each Sponsor Fund. Each of the Sponsor Funds has demand and piggyback registration rights with respect to the registerable securities owned by them, and the right to nominate individuals for election to our board of directors.
The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, the Company cannot assure you as to the actual number of shares that will be sold by the selling stockholders. The percentage of shares owned after the offering are based on 37,280,822 shares of the Company’s common stock outstanding as of December 19, 2017, which includes the outstanding shares of common stock offered by this prospectus, plus any options that are currently exercisable or will become exercisable within 60 days of December 19, 2017.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Common Stock Beneficially Owned After Offering (assuming the sale of all shares that may be sold hereunder)
			Number	Percent
Stephen Eisenstein(2)	5,005,895	5,005,895	0	0%
Investment funds affiliated with Friedman Fleischer & Lowe, LLC(3)	5,005,898	5,005,898	0	0%
Investment funds affiliated with Harvest Partners, LP(2)	5,005,895	5,005,895	0	0%
Investment funds affiliated with Pine Brook Road Partners, LLC(4)	5,005,897	5,005,897	0	0%

(1)
Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

(2)
Consists of 4,959,770 shares of common stock held by Harvest Partners V, L.P. (“HP V”) and 46,125 shares of common stock held by Harvest Strategic Associates V, L.P. (“HSA V”) (collectively, the “Harvest Funds”). Harvest Associates V, L.P.

is the general partner of HP V. Harvest Associates V, L.L.C. is the general partner of Harvest Associates V, L.P. and HSA V. Harvest Partners, LP provides management services for HP V and HSA V. ISTM Associates, L.L.C. (“ISTM”) is the managing member of Harvest Associates V, L.L.C. and the general partner of Harvest Partners, LP. ISTM has four members who may be deemed to share beneficial ownership of the shares of our common stock owned by HP V and HSA V. The four members are Stephen Eisenstein, who is a member of our Board and a Senior Managing Director of Harvest Partners, LP, Ira Kleinman, Thomas Arenz and Michael DeFlorio. Each of Messrs. Eisenstein, Kleinman, Arenz and DeFlorio disclaims beneficial ownership of the shares of common stock owned by HP V and HSA V. The address of each of the entities and persons identified in this note is c/o Harvest Partners, LP, 280 Park Avenue, 25th Floor, New York, NY, 10017.

(3)
Consists of 2,938,823 shares of common stock held by Friedman Fleischer & Lowe Capital Partners III, L.P., 1,947,511 shares of common stock held by Friedman Fleischer & Lowe Parallel Fund III, L.P., 62,256 shares of common stock held by FFL Individual Partners III, L.P. and 57,308 shares of common stock held by FFL Executive Partners III, L.P. (collectively, the “FFL Funds”). The FFL Funds are controlled by Friedman Fleischer & Lowe GP III, L.P., their general partner, which is controlled by Friedman Fleischer & Lowe GP III, LLC, its general partner. Friedman Fleischer & Lowe GP III, LLC is controlled by Tully M. Friedman and Spencer C. Fleischer, its two managing members. Accordingly, Friedman Fleischer & Lowe GP III, L.P., Friedman Fleischer & Lowe GP III, LLC and Messrs. Friedman and Fleischer (the “FFL Related Parties”) may be deemed to beneficially own the shares owned by the FFL Funds. Each FFL Related Party expressly disclaims beneficial ownership of the shares shown as beneficially owned by the FFL Funds in which such FFL Related Party does not have a pecuniary interest. Investment, disposition and voting decisions with respect to shares held by each of the FFL Funds are made by an investment committee of certain limited partners of Friedman Fleischer & Lowe GP III, L.P., currently consisting of seven individuals (the “Investment Committee”), including Tully Friedman, Spencer Fleischer, Chris Harris, Greg Long, Rajat Duggal, Aaron Money, and Cas Schneller. All members of the Investment Committee expressly disclaim beneficial ownership of the shares shown as beneficially owned by the FFL Funds in which such members do not have a pecuniary interest. The address of each of the entities and persons identified in this note is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, Ste. 2200, San Francisco, CA 94111.

(4)
Consists of 4,016,353 shares of common stock held by Pine Brook Capital Partners, L.P., 709,047 shares of common stock held by Pine Brook Capital Partners (SSP), L.P., and 280,497 shares of common stock held by Green PB 4, LLC (collectively, the “Pine Brook Funds”). Pine Brook Capital Partners (Cayman), L.P. is the sole member of Green PB 4 LLC. Pine Brook Road Associates, L.P. is the general partner of Pine Brook Capital Partners, L.P., Pine Brook Capital Partners (SSP), L.P. and Pine Brook Capital Partners (Cayman), L.P. PBRA, LLC controls Pine Brook Road Associates, L.P. in its capacity as General Partner. Howard Newman is the sole member of PBRA LLC, and has investment and voting control over the shares held or controlled by the Pine Brook Funds. Howard Newman, PBRA, LLC, Pine Brook Road Associates, L.P. and Pine Brook Capital Partners, L.P. each disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, if any. Pursuant to Rule 16a-1(a)(4) under the Securities Exchange Act of 1934, the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. The address of each of the entities identified in this note is c/o Pine Brook Road Partners, LLC, 60 East 42nd street, 50th Floor, New York, NY 10165.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.
We are also registering the shares of common stock covered by this prospectus for the selling stockholders. The common stock may be sold from time to time by the selling stockholders. Such sales may be made in the over-the-counter market at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by such persons. Pursuant to the registration rights agreement, we will pay all expenses incurred in connection with any registration initiated thereunder by the Sponsor Funds, other than underwriting discounts and commissions.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling stockholders may sell the common stock, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.
We or the selling stockholders may also enter into hedging transactions. For example, we or a selling stockholder may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or the selling stockholders, as applicable, to close out its short positions;

•	sell securities short and redeliver such shares to close out our or the selling stockholders’ short positions;

•
enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
The selling stockholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	specific information about each selling stockholder, as applicable;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling stockholder will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we or the selling stockholder receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We or the selling stockholders may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We or the selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We or the selling stockholders will enter into such delayed contracts only with institutional purchasers that we or the selling stockholder, as applicable, approve(s). These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than the common stock which is listed on the Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrant on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrant will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Green Bancorp, Inc.’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Amount to be Paid
SEC Registration Fee		$59,864.54
Rating Agency Fee		*
FINRA Fee		*
Accounting Fees and Expenses		*
Transfer Agent, Registrar and Trustee Fees		*
Legal Fees and Expenses		*
Printing and Distributing Expenses		*
Miscellaneous Expenses		*
Total	$	*

*     These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
Generally, Title 1, Chapter 8 of the Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) acted in good faith, (2) reasonably believed (a) in the case of conduct in such person’s official capacity as a director or officer of the corporation, that such person’s conduct was in the corporation’s best interest, and (b) in other cases, that such person’s conduct was not opposed to the corporation’s best interests and (3) in the case of any criminal proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.
The bylaws of Green Bancorp, Inc. (the “Company”) provide that the Company will indemnify any person who was, is or is threatened to be made, a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, manager, managing member, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the fullest extent permitted under the TBOC, the restated certificate of formation (with amendments) and the bylaws of the Company.

Any indemnification under the Company bylaws (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the TBOC. In addition, the restated certificate of formation (with amendments) of the Company provides that all indemnification payments will be consistent with the requirements of the Federal Deposit Insurance Act and the implementing regulations thereafter.
The Company will not indemnify any persons enumerated above against expenses, penalties or other payments incurred in respect of an administrative proceeding or action instituted by an appropriate bank regulatory agency if such proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Company, except that in this instance, the Company may indemnify for reasonable expenses actually incurred in connection with such proceeding. In addition, no indemnification will be made of any person pursuant to the bylaws if any banking regulatory agency, in connection with a review of such indemnification, determines through appropriate administrative action that such indemnification will not be made.
The foregoing is only a general summary of certain aspects of Texas law and the restated certificate of formation (with amendments) and the bylaws of the Company dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the TBOC referenced above and the restated certificate of formation (with amendments) and the bylaws of the Company.

Item 16. Exhibits.
The Exhibits to this registration statement are listed in the Index to Exhibits on page II-6 and are incorporated by reference herein.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(A)     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
A.    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
B.    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(B)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(D)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1
Form of Amended and Restated Certificate of Formation of Green Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-196982)).

3.2	Form of Amended and Restated Bylaws of Green Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-196982)).
4.1*	Form of Certificate of Designation of Preferred Stock.
4.2**	Form of Indenture (including form of Debt Security).
4.3*	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate).
4.4*	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit Certificate).
4.5*	Form of Unit Agreement (including form of Unit Certificate).
4.6*	Form of Warrant Agreement (including form of Warrant Certificate).
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1**	Computation of Ratio of Earnings to Fixed Charges.
23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).
24.1**	Power of Attorney (included on signature page hereto).
25.1***	Statement of Eligibility on Form T-1 of the Trustee under the Senior Indenture pursuant to the Trust Indenture Act of 1939.

*	To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act of 1934.

**	Filed herewith.

***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 2017.
Green Bancorp, Inc.

By:	/s/ Terry S. Earley
Name:	Terry S. Earley
Title:	Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Terry S. Earley as his or her true and lawful attorney-in-fact and agent, acting with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Manuel J. Mehos	Chairman and Chief Executive Officer	December 20, 2017
Manuel J. Mehos	(Principal Executive Officer)

/s/ Terry S. Earley	Chief Financial Officer	December 20, 2017
Terry S. Earley	(Principal Financial and Principal Accounting Officer)

/s/ William D. Ellis	Vice Chairman	December 20, 2017
William D. Ellis

/s/ Stephen Eisenstein	Director	December 20, 2017
Stephen Eisenstein

/s/ Steven D. Lerner	Director	December 20, 2017
Steven D. Lerner

/s/ Scott Schaen	Director	December 20, 2017
Scott Schaen

/s/ Stefanie L. Shelley	Director	December 20, 2017
Stefanie L. Shelley

/s/ Alan M. Silberstein	Director	December 20, 2017
Alan M. Silberstein

/s/ Robert B.B. Smith	Director	December 20, 2017
Robert B.B. Smith

/s/ Derek L. Weiss	Director	December 20, 2017
Derek L. Weiss